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                                                                   EXHIBIT 10.21

Sublease Agreement

This underlease is dated the 25th day of November 1998 and is made between Annuity and Life Reassurance Ltd. having its office at Cumberland House,
1 Victoria St. Hamilton, Bermuda the lessor and Global Markets Access Ltd. "Lessee".


Leasehold

Subject to the terms and conditions set forth herein, Lessor subleases to Lessee, and Lessee subleases from Lessor, that certain office space located at Cumberland House, 1 Victoria Street, Hamilton HM AX, Bermuda. This space shall consist of 4 offices and 3 workstations. Each office and workstation shall have no less than one 1 functional phone.


Term

The initial term on this sublease shall be from Wednesday November 25, 1998, until Thursday December 31, 1998. At any time before December 31, 1998, this sublease may be renewed on a month-to-month basis by the consent of both Lessor and Lessee.


Rent

Initial term: Lessee shall pay Lessor as rent, for the possession and use of the Premises, the sum BD$5,200 plus utilities for the initial term as described above. This rent shall be paid in full on or before December 31, 1998. Rent is payable at the address of Lessor at Cumberland House, 1 Victoria Street, Hamilton HM AX, Bermuda.

Month-to-month: Should this sublease continue on a month-to-month basis, Lessee shall pay Lessor as rent, for the possession and use of the Premises, the sum of BD$4,500 per month plus utilities in advance. Rent is payable at the address of Lessor at Cumberland House 1 Victoria Street, Hamilton HM AX, Bermuda.


Use of the Premises

Use and Restrictions on Use: Lessee shall use the premises for general office purposes only, and for no other use. Lessee shall not use or allow the Premises to be used for a purpose or in a manner that is unlawful, illegal, or likely to cause damage to the Premises, to adjourning property, or would cause a nuisance to any member of the public or to any other Lessee of the building.

This sublease is executed on this 25th day of November, 1998, in the City of Hamilton, Bermuda.


/s/ Lawrence S. Doyle
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Lawrence S. Doyle
President and Chief Executive Officer
Annuity and Life Reassurance, Ltd.


/s/ Donald J. Matthews
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Donald J. Matthews
President and Chief Executive Officer
Global Markets Access Ltd.